Exhibit 99.1

NEWS RELEASE

RANGE ANNOUNCES OFFERING OF SENIOR NOTES

FORT WORTH, TEXAS, January 13, 2022 — RANGE RESOURCES CORPORATION (NYSE: RRC) (“Range” or the “Company”) announced today that it intends, subject to market conditions, to offer $500 million aggregate principal amount of senior notes due 2030 (the “Notes”) in a private placement to eligible purchasers. Range intends to use the net proceeds from the offering, together with cash on hand and borrowings under its bank credit facility, to redeem all of its outstanding 9.250% senior notes due 2026 (the “2026 Senior Notes”).

Range intends to issue a conditional notice of redemption to the holders of the 2026 Senior Notes, notifying such holders that it intends to redeem all of the outstanding 2026 Senior Notes on or about February 1, 2022, conditioned upon the consummation of this offering and the availability of borrowings under Range’s bank credit facility. The redemption price for the 2026 Senior Notes is 106.938% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas and NGL producer with operations focused in stacked-pay projects in the Appalachian Basin. The Company pursues an organic development strategy targeting high return, low-cost projects within its large inventory of low risk development drilling opportunities. The Company is headquartered in Fort Worth, Texas.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy any of the Notes referred to above. There shall not be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering may be made only by means of an offering memorandum.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, including those related to the Company’s securities offering and redemption of the 2026 Senior Notes. These statements are based on assumptions and estimates that Range’s management believes are reasonable based on currently available information; however, management’s assumptions and Range’s future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the results of Range’s hedging transactions, the costs and results of actual drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates, environmental risks and regulatory changes. Range undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in Range’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q, which are incorporated herein by reference.

Range Investor Contact:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

Range Media Contact:

Mark Windle, Manager of Corporate Communications

724-873-3223

mwindle@rangeresources.com

2